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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934


                   Date of Report (Date of Earliest event reported)
                         February 3, 1997 (January 17, 1997)
                         ------------------------------------

                           WESTERN POWER & EQUIPMENT CORP.


    Delaware                        0-26230                   91-1688446
---------------                   -------------            ------------------
(State or other                   (Commission File         (IRS Employer
jurisdiction of                   Number)                  Identification No.)
incorporation)



                 4601 N.E. 77th Ave., Suite 200, Vancouver, WA  98662
                 ----------------------------------------------------
                       (Address of principal executive offices)


                                    (360)253-2346
                 ----------------------------------------------------
                  Registrant's telephone number, including area code



            --------------------------------------------------------------
            (Former name or former address, if changed since last report)

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ITEM 1 - ACQUISITION OF ASSETS

    Pursuant to the terms of an Asset Purchase Agreement, dated January 17, 1997 (the "Purchase Agreement") by and among the Company's wholly-owned subsidiary, Western Power & Equipment Corp., an Oregon Corporation ("WPE"), as Purchaser, Sahlberg Equipment, Inc., as Seller ("Sahlberg Equipment"), McLain-Rubin Realty Company, LLC ("MRR"), as purchaser of certain real estate, and R&J Partners, a Washington general partnership ("R&J"), as seller of certain real estate, substantially all of the operating assets used by Sahlberg Equipment in connection with its business of servicing and distributing construction, paving and other equipment at distribution facilities located in Kent, Washington, Portland, Oregon, Spokane, Washington and Anchorage, Alaska were sold to WPE by Sahlberg Equipment. The real property and improvements used in connection with the Kent operation and upon which the Kent operation is located, are being sold to MRR under the terms of a separate real property purchase and sale agreement. MRR is a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and a director of the Company and WPE, and Robert M. Rubin, the Chairman and a director of the Company and WPE.

    The purchase price for Sahlberg Equipment was an aggregate of $5,289,616, all of which was paid in cash (and by previous deposit) at closing, consisting of $3,844,152 for equipment inventory, $796,914 for parts inventories, $625,326 for fixed assets and $23,224 for work-in-process. MRR agreed to acquire the real property and improvements used in connection with and upon which the Kent operation is located for an amount equal to the average of an existing appraisal for $1,850,000 and a new appraisal to be obtained subsequent to closing. MRR has a period of six months from closing of the Sahlberg Equipment purchase to effect closing on the purchase of the Kent real estate from R&J. In the event the closing of the Kent real estate purchase and sale agreement between R&J and MRR does not occur, WPE will have to negotiate a new lease with the landlord and/or enter into an agreement to purchase the Kent real estate in order to continue to utilize the Kent facility.

    The majority of the purchase price was financed by WPE through a loan agreement with Case Credit Corporation ("Case Credit") dated January 17, 1997. Under the loan agreement, WPE obtained two term loans from Case Credit in the amounts of $3,844,152 for equipment inventory (the "Equipment Note") and $1,422,240 for parts inventories and fixed assets (the "Parts Note"), respectively. Both term loans bear interest at prime + 1.0% which is payable monthly in arrears. The Equipment Note is payable in a single balloon payment on January 17, 1998, provided, however, that in the event WPE sells any of the items of inventory securing the note prior to January 17, 1998, the principal portion of the note represented by such sold equipment becomes due and payable at that time. The Parts Note is payable in twelve equal monthly installments of principal and interst beginning February 21, 1997. Both notes are cross-collateralized and secured by all the assets acquired in the Sahlberg Equipment purchase as well as certain accounts receivable of WPE.

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Simultaneous with the closing of the Sahlberg Equipment acquisition, WPE entered into sublease agreements for each of the four facilities as follows (Note that all subleases are net leases with payment of insurance, property taxes and maintenance costs by WPE):

                                        Expiration                   Purchase
                                        ----------                   --------
Location                  Lessor        Date         Annual Rental   Options
--------                  ------        ----         -------------   -------

913 S. Central            R&J
Kent, WA 98032            Partners      (1)          $180,000        No

13691 NE Whitaker Way     Sahlberg
Portland, OR  97230       Equipment,
                          Inc.          05/01/98     $77,700         No

3107 E Trent              Sahlberg
Spokane, WA  99202        Equipment,
                          Inc.          09/01/98     $45,600         No

1702 Ship Ave.            Sahlberg
Anchorage, AK  99501      Equipment,
                          Inc.          01/16/99     $94,200         No

(1) Expiration of the Kent sublease with Sahlberg Equipment is the earlier of closing of the real estate purchase by MRR or the termination of such agreement at which time it is anticipated that WPE will enter into a new lease agreement with the landlord.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS

     None.

(b)  EXHIBITS

DESCRIPTION OF DOCUMENT

10.1 Asset Purchase Agreement, dated January 17, 1997, among Sahlberg Equipment, Inc., John Sahlberg and Robert Sahlberg, R & J Partners and Western Power & Equipment Corp.

10.2 Terms of Employment for John and Robert Sahlberg.

10.3 Real Property Purchase and Sale Agreement for Kent facility.

10.4 Loan Agreement, dated January 17, 1997, between Western Power & Equipment Corp. and Case Credit Corp. including related promissory notes.

10.5 Security Agreement, dated January 17, 1997, made by Western Power & Equipment in favor of Case Credit Corporation to secure payment for and collateralized by all assets acquired by Western Power & Equipment Corp. from Sahlberg Equipment, Inc.

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                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       WESTERN POWER & EQUIPMENT CORP.
                                                 (Registrant)



Dated:  February 3, 1997          By:  /s/ Thomas D. Berkompas
                                      ----------------------------------
                                       Thomas D. Berkompas
                                       Vice President, Chief Accounting and
                                       Chief Financial Officer